Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

March 11, 2019

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

As Representatives of the Several Initial Purchasers

named in Schedule A hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Ladies and Gentlemen:

Introductory. Sunoco LP, a limited partnership organized under the laws of the State of Delaware (“Sunoco”), and Sunoco Finance Corp., a corporation organized under the laws of the State of Delaware (“Finance Corp.” and, together with Sunoco, the “Issuers”), propose to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A hereto of $600,000,000 aggregate principal amount of the Issuers’ 6.000% Senior Notes due 2027 (the “Notes”). Goldman Sachs & Co. LLC and Mizuho Securities USA LLC have agreed to act as the representatives of the several Initial Purchasers (collectively, the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of March 14, 2019 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Issuers, the Trustee and the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of March 14, 2019 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Representatives, on behalf of each of the Initial Purchasers, pursuant to which the Issuers will be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Issuers with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Issuers and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of Sunoco formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees related thereto are herein collectively referred to as the “Exchange Securities.”

This Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture are referred to herein as the “Transaction Documents.” The issuance and sale of the Notes, the issuance of the Guarantees and the application of the proceeds from the sale of the Securities as described in the Pricing Disclosure Package (as defined below) and the payment of transaction costs are referred to herein collectively as the “Transactions.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 11, 2019 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated March 11, 2019, in the form attached hereto as Exhibit A (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Sunoco GP LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of Sunoco and a wholly owned subsidiary of Energy Transfer LP, a Delaware limited partnership (“ET”). The subsidiaries of Sunoco listed on Schedule B hereto are collectively referred to herein as the “Subsidiaries.” The General Partner, the Issuers and the Guarantors are collectively referred to herein as the “Partnership Parties.” The General Partner, the Issuers and the Subsidiaries are collectively referred to herein as the “Partnership Entities.”

Each Partnership Party hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the date hereof and the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(d) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Issuers, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Issuers, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a) hereof, as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be, it being understood and agreed that the only such information is that described as such in the penultimate sentence of Section 8(b) hereof. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Additional Written Communications. The Partnership Parties have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a) hereof. Each such communication by the Issuers or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, an “Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in any Additional Written Communication, it being understood and agreed that the only such information is that described as such in the penultimate sentence of Section 8(b) hereof.

(f) Accurate Disclosure. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Authority. Each of the Partnership Parties has the full partnership, limited liability company or corporate right, power and authority, as the case may be, necessary (i) to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken, (ii) in the case of the Issuers, issue, to sell and deliver the Securities and (iii) in the case of the General Partner, to act as the general partner of Sunoco.

(h) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(i) Authorization, Execution, Delivery and Enforceability of DTC Agreement. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Issuers, enforceable against the Issuers in accordance with its terms, provided, that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(j) Authorization, Execution, Delivery and Enforceability of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and legally binding agreement of the Partnership Parties, enforceable against the Partnership Parties in accordance with its terms; provided, that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(k) Authorization of the Notes, the Guarantees and the Exchange Notes. The Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date and the Guarantees of the Exchange Notes when issued have been duly authorized for issuance pursuant to this Agreement and the Indenture; when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(l) Authorization of the Indenture. The Indenture has been duly authorized by the Issuers and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Issuers and the Guarantors and will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(m) Description of the Transaction Documents and Conformity of the Notes. The Transaction Documents conform and will conform, as applicable, in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be substantially in the form contemplated by the Indenture.

(n) No Material Adverse Change in Business. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) there has been no material adverse change, or any development that could reasonably be expected to (1) result in a material adverse change in the condition, financial or otherwise, or in the earnings, properties, business, operations or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, or (2) materially and adversely affect the ability of the Issuers to perform their respective obligations pursuant to this Agreement (each such change, a “Material Adverse Effect”), (ii) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, considered as one enterprise, (iii) there have been no liabilities or obligations, direct or contingent, incurred by any of the Partnership Entities that are material to the Partnership Entities taken as a whole, (iv) there has been no change in the capitalization, short-term debt or long-term debt of the Partnership Entities and (v) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of equity securities.

(o) Independent Accountants. Grant Thornton LLP, who has certified certain financial statements and supporting schedules of Sunoco and ETC M-A Acquisition LLC, a Delaware limited liability company (“ETC”), and whose reports are filed with the Commission and set forth or incorporated by reference in the Offering Memorandum, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to both Sunoco and ETC as required by the Securities Act and the Public Company Accounting Oversight Board.

(p) Financial Statements; Non-GAAP Financial Measures. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated. Such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial and operating data set forth in the Offering Memorandum under the caption “Summary—Summary Consolidated Historical Financial and Operating Data” are presented fairly in all material respects and prepared on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. All other financial information included or incorporated by reference in the Offering Memorandum has been derived from Sunoco’s accounting records and presents fairly the information shown thereby. No historical or pro forma financial statements or supporting schedules that would be required to be included or incorporated by reference in a registration statement on Form S-3 under the Securities Act or the Exchange Act are omitted from the Offering Memorandum. All disclosures contained in the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) Forward-Looking Statements and Supporting Information. Each of the forward-looking statements made by Issuers included in or incorporated by reference in the Offering Memorandum was made or will be made with a reasonable basis and in good faith.

(r) Formation and Good Standing of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of its jurisdiction of organization (as set forth on Schedule C hereto), and has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Issuers and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Partnership Entities is duly qualified as a foreign limited partnership, limited liability company or corporation, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule C hereto), except for any failures to be so qualified or in good standing that would not result in a Material Adverse Effect. Schedule C hereto accurately sets forth the jurisdiction of organization and each jurisdiction of foreign qualification for each of the Partnership Entities.

(s) Power and Authority of General Partner. The General Partner has, and at the Closing Date will have, full limited liability company power and authority to serve as general partner of Sunoco in all material respects as disclosed in the Offering Memorandum.

(t) Ownership of General Partner. Energy Transfer Operating, L.P., a Delaware limited partnership and wholly owned subsidiary of ET (“ETO”), as the sole member of the General Partner, directly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Agreement of the General Partner (the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETO owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”), except for (i) restrictions on transferability contained in the GP LLC Agreement and (ii) Liens created or arising under the Delaware LLC Act.

(u) Ownership of General Partner Interest in Sunoco. The General Partner is the sole general partner of Sunoco, with a non-economic general partner interest in Sunoco (the “General Partner Interest”). The General Partner Interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of Sunoco (as amended to date, the “Partnership Agreement”); and the General Partner owns the General Partner Interest free and clear of all Liens.

(v) Ownership of Sponsor Equity. ETO beneficially owns 28,463,967 common units (“Common Units”) representing limited partner interests in Sunoco free and clear of all Liens.

(w) Ownership of Class C Units. (i) Aloha Petroleum, Ltd., a Hawaii corporation (“Aloha”), owns 5,242,113 Class C Units (“Class C Units”) representing limited partner interests in Sunoco, free and clear of all Liens and (ii) Sunoco Retail LLC, owns 11,168,667 Class C Units, free and clear of all Liens.

(x) Ownership of Incentive Distribution Rights. ETO is the record holder of all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “Incentive Distribution Rights”); such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement); and ETO owns the Incentive Distribution Rights free and clear of all Liens.

(y) Ownership of Subsidiaries. Sunoco is the owner of 100% of the issued and outstanding shares of capital stock in Finance Corp. and 100% of the issued and outstanding membership interests in Sunoco, LLC; Sunoco, LLC is the owner of 100% of the issued and outstanding membership interests in (i) Allied Energy Company LLC, an Alabama limited liability company, (ii) Direct Fuels LLC, a Delaware limited liability company, (iii) Sunoco Property Company LLC, a Delaware limited liability company (“Propco”), (iv) Sunoco Refined Products LLC (formerly known as AMID Refined Products LLC), a Delaware limited liability company (“Sunoco Refined”) and (v) Aloha Petroleum LLC, a Delaware limited liability company; Propco is the owner of (i) 100% of the issued and outstanding membership interests in Sunoco Retail LLC, a Pennsylvania limited liability company (“Sunoco Retail”), (ii) 100% of the issued and outstanding membership interests of Sandford Transportation, LLC, a Texas limited liability company (“Sandford Transportation”), (iii) 100% of the issued and outstanding membership interests in Sandford Energy, LLC, a Texas limited liability company (“Sandford”) and (iv) 100% of the issued and outstanding capital stock in Aloha; Sunoco Retail is the owner of (i) 100% of the issued and outstanding membership interests in Sunmarks, LLC, a Delaware limited liability company, (ii) 100% of the issued and outstanding membership interests in Stripes Acquisition LLC, a Texas limited liability (“Stripes”), and (iii) 100% of the issued and outstanding membership interests in SSP BevCo II LLC, a Texas limited liability company (“SSP BevCo”); Sandford is the owner of (i) 100% of the issued and outstanding capital stock of Sandford Oil Company, Inc., a Texas corporation, (ii) 100% of the issued and outstanding membership interests of Sandford Fuels, LLC, a Texas limited liability company, (iii) 100% of the issued and outstanding capital stock of Sandford Oil South Texas, Inc., a Texas corporation, and (iv) 100% of the issued and outstanding capital stock of Sandford Petroleum, Inc., a Texas corporation; Sandford Transportation is the owner of 100% of the issued and outstanding capital stock of (i) Coastline Transportation, Inc., a Texas corporation and (ii) Western Transportation, Inc., a Texas corporation; Sunoco Refined is the owner of 100% of the issued and outstanding membership interests of (i) Sunoco Caddo LLC (formerly known as AMID

Caddo LLC), a Delaware limited liability company and (ii) Sunoco NLR LLC (formerly known as AMID NLR LLC), a Delaware limited liability company; Stripes is the owner of 100% of the issue and outstanding capital stock of (i) TCFS Holdings, Inc., a Texas corporation (“TCFS”) and (ii) Town & Country Food Stores, Inc., a Texas corporation; SSP BevCo is the owner of 100% of the issued and outstanding membership interests in SSP BevCo I LLC, a Texas limited liability company (“SSP I”); SSP I is the owner of 100% of the issued and outstanding membership interests in (i) SSP Beverage, LLC, a Texas limited liability company (“SSP Bev”) and (ii) TND Beverage, LLC, a Texas limited liability company; and SSP Bev is the owner of 100% of the issued and outstanding capital stock of Quick Stuff of Texas, Inc., a Texas corporation. Such shares of capital stock and membership interests, as applicable, have been duly authorized and validly issued in accordance with the certificate of incorporation or the certificate of formation, as applicable, of such Subsidiary and bylaws or the limited liability company agreement, as applicable, of such Subsidiary (together, the “Subsidiary Organizational Documents”) and are fully paid (to the extent required by the applicable Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act or the equivalent provisions of the statute governing the organization of such Subsidiary in the jurisdiction of such Subsidiary’s formation), and none of the shares of capital stock of Finance Corp. were issued in violation of any preemptive rights or similar rights; and Sunoco, Sunoco Refined, Propco, Sunoco Retail, Sanford, Sandford Transportation, Stripes, TCFS, SSP BevCo, SSP I, and SSP Bev, as the case may be, owns such shares of capital stock and membership interests, as applicable, free and clear of all Liens, other than Liens created pursuant to the credit agreement among Sunoco, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and LC issuer, dated July 27, 2018 (together with any amendments thereto, the “Revolving Credit Facility”). The GP LLC Agreement, the Partnership Agreement and the Subsidiary Organizational Documents are referred to collectively herein as the “Organizational Agreements” and each, individually, as an “Organizational Agreement.”

(z) No Other Subsidiaries. Except as described in the Offering Memorandum, none of the Partnership Entities owns or, at the Closing Date, will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than another Partnership Entity.

(aa) No Restrictions on the Subsidiaries. None of the Subsidiaries is, or at the Closing Date, will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to Sunoco, from making any other distribution on such Subsidiary’s equity securities, from repaying to Sunoco any loans or advances to such Subsidiary from Sunoco or from transferring any of such Subsidiary’s properties or assets to Sunoco or any other Subsidiary of Sunoco, except as set forth in the Revolving Credit Facility.

(bb) Capitalization. As of the date hereof and as of the Closing Date, the issued and outstanding partnership interests of Sunoco will consist solely of 82,725,202 Common Units, 16,410,780 Class C Units, the General Partner Interest and the Incentive Distribution Rights.

All outstanding Common Units and Class C Units and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

(cc) Absence of Violations, Defaults and Conflicts. None of the Partnership Parties is in (i) violation of its Organizational Agreement, (ii) violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, including the Revolving Credit Facility, note, lease or other agreement or instrument to which any of the Partnership Parties is or, on the Closing Date, will be a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Partnership Parties is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Parties or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions (including the issuance and delivery of the Securities and the Exchange Securities as described under the caption “Use of Proceeds” in the Offering Memorandum), in each case, do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Partnership Parties pursuant to, the Agreements and Instruments (except for any such violations, breaches, defaults, Repayment Events or Liens that would not, singly or in the aggregate, result in a Material Adverse Effect and other than Liens created pursuant to the Revolving Credit Facility), nor will such action result in (x) any violation of the provisions of the Organizational Agreements of any of the Partnership Parties or (y) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (y), for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Parties.

(dd) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any Governmental Entity is required in connection with (i) the issuance and delivery of the Securities and the Exchange Securities as described in the Offering Memorandum, (ii) the execution, delivery and performance of the Transaction Documents or (iii) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Offering Memorandum, except (a) for such Consents as have been obtained or made by the Partnership Parties, (b) as may be required by federal securities laws with respect to the Partnership Parties’ obligations under the Registration Rights Agreement or the securities laws of the several states of the United States or (c) as described in the Offering Memorandum.

(ee) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of Sunoco, threatened (i) against the Partnership Parties or (ii) which has as the subject thereof any property owned or leased by the Partnership Parties, which, in the case of clauses (i) and (ii) above, if determined adversely to the Partnership Parties, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(ff) Possession of Intellectual Property. The Partnership Parties own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Parties has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Parties therein, and which infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies, singly or in the aggregate, would result in a Material Adverse Effect.

(gg) Possession of Licenses and Permits. Each of the Partnership Parties possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except for any failures to possess a Governmental License that would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Parties is in compliance with the terms and conditions of all Governmental Licenses, except for any failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except for any failures of such Governmental Licenses to be in full force and effect that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Parties has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(hh) Title to Property. The Partnership Entities have good and marketable title to all real property owned by them and good title to all other property owned by them, in each case, free and clear of all Liens except such as (i) are described in the Offering Memorandum or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities holds properties described in the Offering Memorandum, are in full force and effect, and none of the Partnership Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Partnership Party to the continued possession of the leased or subleased premises under any such lease or sublease.

(ii) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all foreign, federal, state and local tax returns that are required to be filed through the date hereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than (i) those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or (ii) those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(jj) Investment Company Act. None of the Partnership Entities is, and as of the Closing Date, after giving effect to the issuance and delivery of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Offering Memorandum, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(kk) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Party has any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage which it has sought or for which it has applied.

(ll) Cybersecurity. The Partnership Entities information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Partnership Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with their businesses, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except for those that would not, singly or in the aggregate, result in a Material Adverse Effect, or have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Partnership Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(mm) Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers in connection with the sale of the Securities.

(nn) Solvency. Each of the Partnership Entities is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(oo) Compliance with the Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of Sunoco or, to the knowledge of Sunoco, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, including the rules and regulations of the Commission promulgated thereunder.

(pp) Accounting Controls. Sunoco maintains effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to Sunoco’s assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum is accurate. Except as described in the Offering Memorandum and the Pricing Disclosure Package, (1) since the end of Sunoco’s most recent audited fiscal year, there has been (i) no material weakness in Sunoco’s internal control over financial reporting (whether or not remediated) and (ii) no change in Sunoco’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Sunoco’s internal control over financial reporting, and (2) Sunoco is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in Sunoco’s internal control over financial reporting.

(qq) Disclosure Controls and Procedures. Sunoco has established and maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by Sunoco in the reports that it files or submits, or will file or submit, under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that all such information is accumulated and communicated to Sunoco’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the Exchange Act.

(rr) Regulations T, U, X. Neither the Issuers nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ss) Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (as defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws. The term “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(tt) Hazardous Materials. Except as otherwise disclosed in the Offering Memorandum, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Partnership Entities (or, to the knowledge of Sunoco, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Partnership Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violations or liabilities that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(uu) Review of Environmental Laws. In the ordinary course of business, the Partnership Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Offering Memorandum.

(vv) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Sunoco or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would result in a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to Title IV of ERISA (other than a “multiemployer plan”) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (vi) neither Sunoco nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit

Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would result in a Material Adverse Effect. Neither of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans by the Partnership Entities in Sunoco’s current fiscal year compared to the amount of such contributions made in Sunoco’s most recently completed fiscal year that is expected to result in a Material Adverse Effect; or (2) an increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in Sunoco’s most recently completed fiscal year that is expected to result in a Material Adverse Effect.

(ww) Absence of Labor Disputes. No labor dispute with the employees of any of the Partnership Entities engaged in the business of the Partnership Entities exists or, to the knowledge of Sunoco, is imminent, which, in any case, would result in a Material Adverse Effect.

(xx) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Entities, on the other, that is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Party to or for the benefit of any of the directors or officers of any Partnership Party or their respective family members.

(yy) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of Sunoco, any director, officer, agent, employee, Affiliate or other person acting on behalf of or providing services to any Partnership Party is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and any other applicable anti-bribery laws and the rules and regulations thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of Sunoco, their Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(zz) Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of Sunoco, threatened.

(aaa) OFAC. None of the Partnership Entities nor, to the knowledge of Sunoco, any director, officer, agent, employee, Affiliate, representative or other person acting on behalf of or providing services to any Partnership Party is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Party located, organized or resident in a country or territory that is the subject of Sanctions; and neither Issuer will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

(bbb) Regulation S. The Issuers and the Guarantors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act. Sunoco is a “reporting issuer” as defined in Rule 902.

(ccc) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Offering Memorandum is based on or derived from sources that the Partnership Entities believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Partnership Entities have obtained written consent to the use of such data from such sources.

(ddd) Officer’s Certificates. Any certificate signed by any officer of either of the Issuers and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering shall be deemed a representation and warranty by the Issuers to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Issuers and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers, the principal amount of the Notes set forth opposite that Initial Purchaser’s name in Schedule A hereto at a purchase price equal to 99.000% of the principal amount thereof, plus accrued interest, if any, from March 14, 2019 to the Closing Date, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) The Closing Date. The closing of the issuance and sale of the Notes, the issuance of the Guarantees and the payment of transaction costs (the “Closing”) shall occur at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 (or such other place as may be agreed to by the Issuers and the Representatives) at 9:00 a.m., Houston time, on March 14, 2019, or such other time and date as the Representatives shall designate by notice to the Issuers (the time and date of such closing are called the “Closing Date”). The Issuers hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 18 hereof.

(c) Delivery of the Securities. At the Closing, the Issuers shall deliver, or cause to be delivered, the Notes to the Representatives, for the accounts of the several Initial Purchasers, through the facilities of the Depositary, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Also at the Closing, the Issuers shall deliver to the Trustee, as custodian for the Depositary, certificates for the Notes in global form, registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that:

(i) it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. Each of the Partnership Parties further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuers will prepare and deliver to the Initial

Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Issuers will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. The Issuers will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Additional Written Communication, the Issuers will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Partnership Parties will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Partnership Parties agree to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding, if, in the judgment of the Representatives, the Initial Purchasers or any of their Affiliates are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, the Partnership Parties agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Issuers agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Issuers and the Guarantors shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Partnership Parties shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuers will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Partnership Parties shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Issuers will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Issuers shall file, on a timely basis, with the Commission all reports and documents required to be filed under Sections 13 or 15 of the Exchange Act. Additionally, at any time when the Issuers is not subject to Sections 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuers shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 45 days following the date hereof, the Issuers will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or securities exchangeable for or convertible into debt securities of the Issuers (other than (i) as contemplated by this Agreement, (ii) Sunoco’s universal shelf registration statement on Form S-3, and (iii) to register the Exchange Securities).

(i) No Integration. Each of the Issuers agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) No General Solicitation or Directed Selling Efforts. Each of the Issuers agrees that it will not and will not permit any of its respective Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuers will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k) No Restricted Resales. Until the date on which all registration statements required to be filed pursuant to the Registration Rights Agreement shall become effective, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them.

(l) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representatives on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Partnership Parties of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Partnership Parties agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (a) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (b) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (c) all fees and expenses counsel to the Partnership Parties, independent public or certified public accountants and other advisors, (d) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (e) all filing fees, attorneys’ fees and expenses incurred by the Partnership Parties or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (f) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (g) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (h) all fees and expenses (including reasonable fees and expenses of counsel) of the Partnership Parties in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Partnership Parties of their respective other obligations under this Agreement and (i) all of its expenses incident to the “road show” for the offering of the Securities, including one half of the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by each of the Partnership Parties of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letters. The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, “comfort letters” addressed to the Initial Purchasers in form and substance satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters, from Grant Thornton LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of Sunoco and ETC contained in the Pricing Disclosure Package. In addition, on the Closing Date, the Initial Purchasers shall have received from Grant Thornton LLP, “bring-down comfort letters” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (x) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (y) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Effect; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuers or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 3(a)(62) of the Exchange Act.

(c) Opinions of Counsel for the Partnership Parties. On the Closing Date, the Initial Purchasers shall have received the favorable opinions of and an opinion regarding certain tax matters of Latham & Watkins LLP, outside counsel for the Partnership Parties, Cades Schutte LLP, special Hawaii counsel for the Partnership Parties, Drinker Biddle & Reath LLP, special Pennsylvania counsel for the Partnership Parties, Bradley Arant Boult Cummings LLP, special Alabama counsel for the Partnership Parties, each dated as of the Closing Date, the forms of which are attached as Exhibits B-1, B-2, and B-3, B-4, B-5 and B-6, and to such further effect as counsel to the Initial Purchasers may reasonably request.

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Vinson Elkins L.L.P., counsel for the Initial Purchasers, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officer’s Certificate. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by an executive officer of the Issuers and each Guarantor who has specific knowledge of the Issuers or such Guarantor’s financial matters and is satisfactory to the Representatives, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Partnership Parties set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Partnership Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Indenture; Registration Rights Agreement. The Issuers and the Guarantors shall have executed and delivered the Indenture and the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(g) Chief Financial Officer’s Certificate. The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the General Partner, dated and delivered as of each such date, in form and substance satisfactory to the Representatives, covering certain financial information in the Pricing Disclosure Package.

(i) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Sections 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Issuers and the Guarantors agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Issuers and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the

United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear a legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR

OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, directors, officers, employees, selling agents and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser, Affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Sunoco or as otherwise permitted by Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), including the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and to reimburse each Initial Purchaser and each such Affiliate, director, officer, employee, selling agent or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such Affiliate, director, officer, employee, selling agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), which information consists solely of the information specified in the penultimate sentence of Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Partnership Parties may otherwise have.

(b) Indemnification of the Issuers and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, each of their respective directors, officers and each person, if any, who controls the Partnership Parties within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Partnership Parties or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or as otherwise permitted by Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representatives expressly for use therein; and to reimburse the Partnership Parties and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Partnership Parties or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Partnership Parties hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Issuers expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in “Plan of Distribution—Commissions and Discounts,” the third and fourth sentences under the captions “Plan of Distribution—New Issue of Notes” and in “Plan of Distribution—Short Positions” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal counsel expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representatives (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 60 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (a) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Partnership Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Partnership Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 9, each Affiliate, director, officer, employee and selling agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of the Partnership Parties, and each person, if any, who controls the Partnership Parties within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Partnership Parties.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to Sunoco if at any time: (a) (i) trading or quotation in any of Sunoco’s securities shall have been suspended or limited by the Commission or by The New York Stock Exchange (“NYSE”), or (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the Financial Industry Regulatory Authority, Inc.; (b) a general banking moratorium shall have been declared by any of federal, New York or Delaware State authorities; (c) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of Securities. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Partnership Parties to any Initial Purchaser, except that the Partnership Parties shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Partnership Parties, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Partnership Parties, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Partnership Parties or any of their partners, Affiliates, directors, officers, employees, selling agents or any controlling person referred to in Section 8 above, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Mizuho Securities USA LLC,

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Leveraged Capital Markets

with a copy to:

Vinson Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Sarah Morgan

If to the Partnership Parties:

Sunoco GP LLC

Arnold Dodderer

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

Facsimile: (877)-627-8010

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

811 Main Street, 37th Floor

Houston, Texas 77002

Facsimile: (713) 546-5401

Attention: Debbie P. Yee

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 15. Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a related judgment, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceedings in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceedings brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on

Schedule A hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case the Initial Purchasers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18. Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19. No Advisory or Fiduciary Responsibility. Each of the Partnership Parties acknowledges and agrees that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Initial Purchasers, on the other hand, and the Partnership Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership Parties or their respective Affiliates, members, limited partners, stockholders, creditors or employees or any other party; (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Partnership Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Partnership Parties on other matters) or any other obligation to the Partnership Parties except the obligations expressly set forth in this Agreement; (d) the several Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Parties, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Partnership Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ISSUERS:

Sunoco LP

By:	Sunoco GP LLC,
its general partner

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

Sunoco Finance Corp.

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

GENERAL PARTNER:

Sunoco GP LLC

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

Signature Page to Purchase Agreement

GUARANTORS:

Sunoco, LLC

By:	Sunoco LP, the sole member of Sunoco, LLC
By:	Sunoco GP LLC, the general partner of Sunoco LP

By:	/s/ Joseph Kim
Name: Joseph Kim
Title: President and Chief Executive officer

Allied Energy Company LLC
Direct Fuels LLC Sunoco Property Company LLC
Aloha Petroleum LLC

By:	Sunoco, LLC, the sole member of each of Allied Energy Company LLC, Direct Fuels LLC, Sunoco Property Company LLC and Aloha Petroleum LLC

By:	/s/ Joseph Kim
Name: Joseph Kim
Title: President and Chief Executive Officer

Sunoco Retail LLC

By:	Sunoco Property Company LLC, the sole member of Sunoco Retail LLC

By:	/s/ Joseph Kim
Name: Joseph Kim
Title: President and Chief Executive Officer

Signature Page to Purchase Agreement

Aloha Petroleum, Ltd.

By:	the Board of Directors

/s/ Robert W. Fung
Robert W. Fung

/s/ Thomas A. Grimes
Thomas A. Grimes

/s/ Brian A. Hand
Brian A. Hand

Sunmarks, LLC

By: Sunoco Retail LLC, the sole member of Sunmarks, LLC

By:	/s/ Joseph Kim
Name: Joseph Kim
Title: President and Chief Executive Officer

Sunoco Refined Products LLC
Sunoco NLR LLC
Sunoco Caddo LLC

By: Sunoco, LLC

By:	/s/ Joseph Kim
Name: Joseph Kim
Title: Chief Executive Officer

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

GOLDMAN SACHS & CO. LLC
MIZUHO SECURITIES USA LLC

Acting on behalf of each of
the several Initial Purchasers

By: GOLDMAN SACHS & CO. LLC

By:	/s/ Ariel Fox
Name: Ariel Fox
Title: Vice President

By: MIZUHO SECURITIES USA LLC

By:	/s/ Andrew Rothstein
Name: Andrew Rothstein
Title: Managing Director

Signature Page to Purchase Agreement

SCHEDULE A

INITIAL PURCHASERS

Initial Purchasers	Aggregate Principal Amount of Notes to be Purchased
Goldman Sachs & Co. LLC	$150,000,000
Mizuho Securities USA LLC	150,000,000
Barclays Capital Inc.	23,077,000
BBVA Securities Inc.	23,077,000
Citigroup Global Markets Inc.	23,077,000
Credit Suisse Securities (USA) LLC	23,077,000
J.P. Morgan Securities LLC	23,077,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	23,077,000
Morgan Stanley & Co. LLC	23,077,000
MUFG Securities Americas Inc.	23,077,000
Natixis Securities Americas LLC	23,077,000
RBC Capital Markets, LLC	23,077,000
SMBC Nikko Securities America, Inc.	23,077,000
TD Securities (USA) LLC	23,077,000
Wells Fargo Securities, LLC	23,076,000

Total	$600,000,000

Schedule A-1

SCHEDULE B

LIST OF SUBSIDIARIES

Allied Energy Company LLC, an Alabama limited liability company

Aloha Petroleum LLC, a Delaware limited liability company

Aloha Petroleum, Ltd., a Hawaii corporation

Sunoco Refined Products LLC, a Delaware limited liability company

Sunoco Caddo LLC, a Delaware limited liability company

Sunoco NLR LLC, a Delaware limited liability company

Coastline Transportation, Inc., a Texas corporation

Direct Fuels LLC, a Delaware limited liability company

Quick Stuff of Texas, Inc., a Texas corporation

Sandford Energy, LLC, a Texas limited liability company

Sandford Oil Company, Inc., a Texas corporation

Sandford Fuels, LLC, a Texas limited liability company

Sandford Oil South Texas, Inc., a Texas corporation

Sandford Petroleum, Inc., a Texas corporation

Sandford Transportation, LLC, a Texas limited liability company

SSP BevCo I LLC, a Texas limited liability company

SSP BevCo II LLC, a Texas limited liability company

SSP Beverage, LLC, a Texas limited liability company

Stripes Acquisition LLC, a Texas limited liability company

Sunoco Finance Corp., a Delaware corporation

Sunoco, LLC, a Delaware limited liability company

Sunoco Property Company LLC, a Delaware limited liability company

Sunmarks, LLC, a Delaware limited liability company

Sunoco Retail LLC, a Pennsylvania limited liability company

TCFS Holdings, Inc., a Texas corporation

Town & Country Food Stores, Inc., a Texas corporation

TND Beverage, LLC, a Texas limited liability company

Western Transportation, Inc., a Texas corporation

Schedule B-1

SCHEDULE C

LIST OF JURISDICTIONS OF ORGANIZATION AND FOREIGN QUALIFICATION

Entity	Jurisdiction of Organization	Jurisdiction(s) of Foreign Qualification
Sunoco LP	Delaware	Texas

Sunoco GP LLC	Delaware	Connecticut	New Jersey	Rhode Island
		Florida	New York	South Carolina
		Illinois	Ohio	Tennessee
		Massachusetts	Oklahoma	Texas
		New Hampshire	Pennsylvania	Virginia

Sunoco Finance Corp.	Delaware

Sunoco, LLC	Delaware	Alabama	Maryland	Oregon
		Arizona	Massachusetts	Pennsylvania
		Arkansas	Michigan	Rhode Island
		California	Minnesota	South Carolina
		Colorado	Mississippi	South Dakota
		Connecticut	Missouri	Tennessee
		Florida	Nebraska	Texas
		Georgia	Nevada	Utah
		Idaho	New Hampshire	Vermont
		Illinois	New Jersey	Virginia
		Indiana	New Mexico	Washington
		Iowa	New York	Washington, D.C.
		Kansas	North Carolina	West Virginia
		Kentucky	North Dakota	Wisconsin
		Louisiana	Ohio	Wyoming
		Maine	Oklahoma

Allied Energy Company LLC	Alabama

Direct Fuels LLC	Delaware	Texas

Aloha Petroleum LLC	Delaware	Hawaii

Sunoco Retail LLC	Pennsylvania	Alabama	Louisiana	Ohio
		Alaska	Maine	Oklahoma
		Arizona	Maryland	Oregon

Schedule C-1

		Arkansas	Massachusetts	Rhode Island
		California	Michigan	South Carolina
		Colorado	Minnesota	South Dakota
		Delaware	Mississippi	Tennessee
		District of Columbia	Missouri	Texas
		Florida	Montana	Utah
		Georgia	Nebraska	Vermont
		Hawaii	New Hampshire	Virginia
		Idaho	New Jersey	Washington
		Illinois	New Mexico	West Virginia
		Indiana	New York	Wisconsin
		Iowa	North Carolina	Wyoming
		Kansas	North Dakota	Connecticut
Kentucky
Aloha Petroleum, Ltd.	Hawaii

Sunmarks, LLC	Delaware

Stripes Acquisition LLC	Texas

SSP BevCo II LLC	Texas	Louisiana

TCFS Holdings, Inc.	Texas

SSP BevCo I LLC	Texas	Louisiana

Town & Country Food Stores, Inc.	Texas	New Mexico

SSP Beverage, LLC	Texas	Louisiana

TND Beverage, LLC	Texas

Quick Stuff of Texas, Inc.	Texas

Sunoco Refined Products LLC	Delaware

Sunoco NLR LLC	Delaware	Arkansas

Sunoco Caddo LLC	Delaware	Texas

Schedule C-2

Coastline Transportation, Inc.	Texas

Sandford Energy, LLC	Texas

Sandford Oil Company, Inc.	Texas

Sandford Fuels, LLC	Texas	Kansas

Sandford Oil South Texas, Inc.	Texas	Louisiana

Sandford Petroleum, Inc.	Texas	Oklahoma

Sandford Transportation, LLC	Texas

Sunoco Property Company LLC	Delaware	Texas

Western Transportation, Inc.	Texas	Oklahoma

Schedule C-3

EXHIBIT A

FORM OF PRICING SUPPLEMENT

Sunoco LP

Sunoco Finance Corp.

$600,000,000 6.000% Senior Notes due 2027

March 11, 2019

Term Sheet

Term Sheet dated March 11, 2019 to the Preliminary Offering Memorandum dated March 11, 2019. This Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Term Sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Term Sheet but not defined have the meanings given to them in the Preliminary Offering Memorandum.

Issuers	Sunoco LP and Sunoco Finance Corp.

Guarantors	All current subsidiaries (other than Sunoco Finance Corp.) that guarantee the revolving credit facility and certain future subsidiaries

Trade Date	March 11, 2019

Settlement Date	March 14, 2019 (T+3)

Distribution	144A/Regulation S with registration rights

Maturity Date	April 15, 2027

Principal Amount	$600,000,000

Net Proceeds After Estimated Offering Expenses	$593,000,000

Issue Price	100.000%

Coupon	6.000%

Yield to Maturity	6.000%

Spread to Benchmark	+ 341 basis points

Benchmark Treasury	UST 2.375% due May 15, 2027

Record Dates	April 1 and October 1

Interest Payment Dates	April 15 and October 15, commencing on October 15, 2019

Exhibit A-1

Optional Redemption	On or after April 15, 2022 at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the 2027 notes redeemed during the twelve-month period indicated beginning on April 15 of the years indicated below:

Year	Price
2022	103.000%
2023	102.000%
2024	101.000%
2025 and thereafter	100.000%

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points

Equity Clawback	Up to 35% prior to April 15, 2022 at 106.000% of principal amount, plus accrued and unpaid interest

Change of Control Put	101% plus accrued and unpaid interest

CUSIP Numbers	144A: 86765L AP2 Reg S: U86759 AH7

ISIN Numbers	144A: US86765LAP22 Reg S: USU86759AH71

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers

Goldman Sachs & Co. LLC

Mizuho Securities (USA) LLC

Barclays Capital Inc.

BBVA Securities Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Wells Fargo Securities, LLC

Exhibit A-2

Changes to the Preliminary Offering Memorandum

The following changes will be made to the disclosure in the Preliminary Offering Memorandum:

Offering Size

The Issuers have increased the aggregate principal amount of the notes offering from $500.0 million to $600.0 million. References in the Preliminary Offering Memorandum to the $500.0 million aggregate principal amount of notes are hereby amended to reference the issuance of $600.0 million aggregate principal amount of notes. Similar and corresponding changes will be made wherever applicable to the Preliminary Offering Memorandum, including as discussed below.

Offering Summary

The last paragraph under the row marked “Ranking” starting on page 4 of the Preliminary Offering Memorandum and each other location where similar language and such amounts may appear in the Preliminary Offering Memorandum is replaced in its entirety with the following:

“As of December 31, 2018, after giving effect to the offering of the notes and the use of proceeds therefrom as described under “Use of Proceeds,” we would have had approximately $3.0 billion of debt outstanding, including approximately $107.0 million of secured indebtedness under our Revolving Credit Facility (excluding approximately $8.0 million of outstanding letters of credit thereunder), and we would have had approximately $1.4 billion of remaining borrowing capacity under our Credit Agreement.”

Capitalization

The aggregate principal amount of notes to be issued in the offering increased from $500.0 million to $600.0 million. The net proceeds received from the increased amount will be used to repay additional outstanding borrowings as set forth under “Use of Proceeds” in the Preliminary Offering Memorandum. Following the increase in the aggregate principal amount of the notes, the As Adjusted column of the capitalization table on page 15 of the Preliminary Offering Memorandum is adjusted as follows: Revolving credit facility is $107 million, notes offered hereby is $600 million, Total long-term debt (including current maturities and debt issuance costs) is $3,015 million and Total capitalization is $3,799 million.

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is strictly confidential and has been prepared by the Issuers solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

Exhibit A-3

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or notices that may appear on this Term Sheet below the text of this legend are not applicable to this Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Term Sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

Exhibit A-4

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

[Provided to the Initial Purchasers.]

Exhibit B-1-1

FORM OF 10B-5 LETTER OF LATHAM & WATKINS LLP

[Provided to the Initial Purchasers.]

Exhibit B-1-2

EXHIBIT B-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

[Provided to the Initial Purchasers.]

Exhibit B-3-1

EXHIBIT B-4

FORM OF OPINION OF CADES SCHUTTE LLP

1.	The Hawaii Guarantor is a validly existing corporation under the laws of the State of Hawaii.

2.

The Hawaii Guarantor has the corporate power and authority under its Articles of Incorporation and Bylaws, and under applicable corporate law, to own, lease, and operate its properties and to conduct its business.

3.	The Purchase Agreement has been duly authorized by all necessary corporate action of the Hawaii Guarantor and has been duly executed and delivered by the Hawaii Guarantor.

4.

Each of the Indenture and the Notations of Guarantee has been duly authorized by all necessary corporate action of the Hawaii Guarantor and has been duly executed and delivered by the Hawaii Guarantor.

5.	The Registration Rights Agreement has been duly authorized by all necessary corporate action of the Hawaii Guarantor and has been duly executed and delivered by the Hawaii Guarantor.

6.

The exchange guarantee (the “Exchange Guarantee”) to be issued in exchange for the Guarantee pursuant to the registered exchange offer contemplated by the Registration Rights Agreement (the “Registered Exchange Offer”) has been duly authorized by all necessary corporate action of the Hawaii Guarantor.

7.

The execution and delivery of the Purchase Agreement, the Indenture, and the Registration Rights Agreement, the issuance of the Guarantee by the Hawaii Guarantor to you and, assuming the issuance of the Exchange Notes (as defined in the Purchase Agreement) and the Exchange Guarantee pursuant to the Registered Exchange Offer occurred on the date hereof in accordance with the terms of the Indenture and the Registration Rights Agreement, such issuance and exchange of the Exchange Guarantee, do not on the date hereof: (a) violate the Articles of Incorporation, as amended, and the Bylaws of the Hawaii Guarantor; (b) violate any provision of any Hawaii statutory law or regulation applicable to the Hawaii Guarantor; or (c) require any consents, approvals or authorizations to be obtained by the Hawaii Guarantor from, or any registrations, declarations or filings to be made by the Hawaii Guarantor with, any governmental authority under any Hawaii statutory law or regulation applicable to the Hawaii Guarantor on or prior to the date hereof that have not been obtained or made.

Exhibit B-4-1

EXHIBIT B-5

FORM OF OPINION OF DRINKER BIDDLE & REATH LLP

1.	The Pennsylvania Guarantor is currently subsisting as a limited liability company under the laws of the Commonwealth of Pennsylvania.

2.

The Pennsylvania Guarantor has the limited liability company power and authority under its Organizational Documents, and under the Pennsylvania Limited Liability Company Law of 1994, to own, lease, and operate its properties and to conduct its business.

3.	The Purchase Agreement has been duly authorized by all necessary limited liability company action of the Pennsylvania Guarantor and has been duly executed and delivered by the Pennsylvania Guarantor.

4.

Each of the Indenture and the Notations of Guarantee has been duly authorized by all necessary limited liability company action of the Pennsylvania Guarantor and has been duly executed and delivered by the Pennsylvania Guarantor.

5.

The Registration Rights Agreement has been duly authorized by all necessary limited liability company action of the Pennsylvania Guarantor and has been duly executed and delivered by the Pennsylvania Guarantor.

6.

The exchange guarantee (the “Exchange Guarantee”) to be issued in exchange for the Guarantee pursuant to the registered exchange offer contemplated by the Registration Rights Agreement (the “Registered Exchange Offer”) has been duly authorized by all necessary limited liability company action of the Pennsylvania Guarantor.

7.

The execution and delivery of the Purchase Agreement, the Indenture, and the Registration Rights Agreement, the issuance of the Guarantee by the Pennsylvania Guarantor to you and, assuming the issuance of the Exchange Notes (as defined in the Purchase Agreement) and the Exchange Guarantee pursuant to the Registered Exchange Offer occurred on the date hereof in accordance with the terms of the Indenture and the Registration Rights Agreement, such issuance and exchange of the Exchange Guarantee, do not on the date hereof: (a) violate the Organizational Documents of the Pennsylvania Guarantor; (b) violate any provision of any Pennsylvania statutory law or regulation applicable to the Pennsylvania Guarantor; or (c) require any consents, approvals or authorizations to be obtained by the Pennsylvania Guarantor from, or any registrations, declarations or filings to be made by the Pennsylvania Guarantor with, any governmental authority under any Pennsylvania statutory law or regulation applicable to the Pennsylvania Guarantor on or prior to the date hereof that have not been obtained or made.

Exhibit B-5-1

EXHIBIT B-6

FORM OF OPINION OF BRADLEY ARANT BOULT CUMMINGS LLP

1.	Based solely upon the Public Certificate, the Alabama Guarantor is a validly existing limited liability company under the laws of the State of Alabama.

2.

The Alabama Guarantor has the limited liability company power and authority under its Organizational Documents, and under the Alabama Limited Liability Company Law of 2014, to own, lease, and operate its properties and to conduct its business.

3.	The Purchase Agreement has been duly authorized by all necessary limited liability company action of the Alabama Guarantor and has been duly executed and delivered by the Alabama Guarantor.

4.

Each of the Indenture and the Guarantees of the Notes (the “Guarantee”) has been duly authorized by all necessary limited liability company action of the Alabama Guarantor and has been duly executed and delivered by the Alabama Guarantor.

5.	The Registration Rights Agreement has been duly authorized by all necessary limited liability company action of the Alabama Guarantor and has been duly executed and delivered by the Alabama Guarantor.

6.

The exchange guarantee (the “Exchange Guarantee”) to be issued in exchange for the Guarantee pursuant to the registered exchange offer contemplated by the Registration Rights Agreement (the “Registered Exchange Offer”) has been duly authorized by all necessary limited liability company action of the Alabama Guarantor.

7.

The execution and delivery of the Purchase Agreement, the Indenture, and the Registration Rights Agreement, the issuance of the Guarantee by the Alabama Guarantor to you and, assuming the issuance of the Exchange Notes (as defined in the Purchase Agreement) and the Exchange Guarantee pursuant to the Registered Exchange Offer occurred on the date hereof in accordance with the terms of the Indenture and the Registration Rights Agreement, such issuance and exchange of the Exchange Guarantee, do not on the date hereof: (a) violate the Organizational Documents of the Alabama Guarantor; (b) violate any provision of any Alabama statutory law or regulation applicable to the Alabama Guarantor; or (c) require any consents, approvals or authorizations to be obtained by the Alabama Guarantor from, or any registrations, declarations or filings to be made by the Alabama Guarantor with, any governmental authority under any Alabama statutory law or regulation applicable to the Alabama Guarantor on or prior to the date hereof that have not been obtained or made. We do not express any opinion in this paragraph as to compliance with state securities or “Blue Sky” laws or as to compliance with the antifraud provisions of federal or state securities laws.

Exhibit B-6-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I